Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
August 6, 2015
Kemper Corporation Reports Second Quarter 2015 Earnings

◦	Completed the acquisition of Alliance United Group

◦	Increased earned premiums and total revenues by $30 million and $67 million, respectively

◦	Delivered net income of $30 million in the quarter, up from $9 million in the prior year
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $29.7 million, or $0.57 per diluted share, for the second quarter of 2015, compared to $9.3 million, or $0.17 per share, for the second quarter of 2014. Consolidated net operating income1 was $6.7 million, or $0.13 per diluted share, for the second quarter of 2015, compared to $9.6 million, or $0.18 per share, for the second quarter of 2014. Net operating income decreased primarily from a lower level of favorable reserve development and a software write-off in the Property & Casualty segment and higher legal expenses in the Life & Health segment, partially offset by lower catastrophe losses.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Consolidated Net Operating Income [1]	$6.7	$9.6	$28.5	$41.1
Income from Continuing Operations	27.4	9.3	40.9	44.5
Net Income	29.7	9.3	43.2	44.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(24.2)	$(41.1)	$(30.9)	$(51.7)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.13	$0.18	$0.55	$0.74
Continuing Operations	0.53	0.17	0.79	0.80
Net Income	0.57	0.17	0.83	0.80

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.46)	$(0.75)	$(0.59)	$(0.94)
“Net income for the quarter increased more than $20 million over the prior year, largely from $31 million of net realized gains on the sales of equity securities as we repositioned our portfolio, but operating results were mixed. Our top line growth was offset by higher than planned catastrophes and a software write-off on the Property & Casualty side, as well as, higher benefits and expenses on the Life & Health side,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer.
“We’re excited about putting some of our excess capital to work with the acquisition of Alliance United Group and welcome them into the Kemper family. Alliance United brings $350 million of annualized premiums to Kemper and accounted for $62 million of earned premiums in the quarter. We expect this acquisition will be a source of growth going forward.
“In the Life & Health segment, the increase in net investment income was overshadowed by a modest increase in our policyholder benefits and higher legal expenses in the quarter,” concluded Southwell.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the second quarter of 2015, Kemper repurchased nearly 50,000 shares of its common stock at a total cost of $1.8 million, or $36.57 per share, and paid dividends of $12.5 million. For the first half of 2015, total capital returned to shareholders was $48.5 million, which consisted of $23.7 million from repurchases and $24.8 million from dividends. Additionally, Kemper deployed roughly $150 million of capital with the acquisition of Alliance United. We anticipate Alliance United will generate approximately $350 million of earned premiums in its first full year with Kemper.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $34.71, essentially flat with year-end 2014, as net operating income was more than offset by dividends. Book value per share was $38.85, down 3 percent from $39.88 at the end of 2014, largely from the impact of higher yields on the fixed maturities portfolio.
In June 2015, Kemper amended its revolving credit agreement, which extended the expiration four years. The new credit agreement expires in June 2020 and allows, if expanded, for a maximum facility limit of $300 million during the term.
Revenues
Total revenues for the second quarter of 2015 increased $66.7 million, or 12 percent, to $609.2 million, driven by $31.9 million higher earned premiums from the Property & Casualty Insurance segment and $30.5 million higher net realized gains. Earned premiums in the Property & Casualty Insurance segment increased $62.1 million from the Alliance United acquisition. Excluding the Alliance United acquisition, earned premiums in the Property & Casualty segment decreased $30.2 million, primarily from the impact of profit improvement actions taken over the past couple of years. Throughout the first half of 2015, the company saw early indications of higher new business sales and improved retention ratios.
During the second quarter, Kemper sold nearly $150 million of equity securities for tax and portfolio asset allocation purposes, generating net realized gains of $30.7 million.
Net investment income was $76.7 million in the second quarter of 2015, compared to $72.6 million in 2014. The increase was primarily the result of higher income from the alternative investments portfolio.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.4 percent for the second quarter of 2015, compared to 5.0 percent in 2014.

Segment Results
Kemper completed its acquisition of Alliance United on April 30, 2015. The results of Alliance United’s operations since the acquisition date are included in the Property & Casualty Insurance segment.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$(2.6)	$(1.2)	$10.8	$13.2
Life & Health Insurance	14.3	15.9	30.4	38.0
Total Segment Net Operating Income	11.7	14.7	41.2	51.2
Corporate and Other Net Operating Loss	(5.0)	(5.1)	(12.7)	(10.1)
Consolidated Net Operating Income	6.7	9.6	28.5	41.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	22.1	2.4	24.3	6.6
Net Impairment Losses Recognized in Earnings	(1.4)	(2.7)	(6.0)	(3.2)
Loss from Early Extinguishment of Debt	—	—	(5.9)	—
Income from Continuing Operations	$27.4	$9.3	$40.9	$44.5
The Property & Casualty Insurance segment reported a net operating loss of $2.6 million in the second quarter of 2015, compared to a loss of $1.2 million in 2014. Results decreased primarily from $10.3 million of lower favorable prior year reserve development, a $7.2 million software write-off and a higher underlying loss and LAE ratio, mostly offset by $17.2 million lower catastrophe losses and an improved insurance expense ratio, excluding the software write-off. Kemper decided to discontinue development of a billing system, which resulted in the write-off.
The underlying loss and LAE ratio increased 4.3 percentage points in the second quarter of 2015, to 70.3 percent, driven by the change in mix of business from the Alliance United acquisition. Non-standard auto insurance tends to have a higher loss and LAE ratio with a lower expense ratio, net of fees. Excluding the Alliance United acquisition, the underlying loss and LAE ratio increased 1.1 percentage points, primarily from the impacts of current year development, an uptick in non-standard auto frequency and higher severity in homeowners, partially offset by higher average earned premium. The Property & Casualty Insurance segment’s expense ratio, excluding the write-off, improved 3.0 percentage points to 25.3 percent in the second quarter of 2015, largely from the impact of the Alliance United acquisition. Excluding the Alliance United acquisition and the software write-off, the expense ratio was relatively flat.
The Life & Health Insurance segment reported net operating income of $14.3 million for the second quarter of 2015, compared to $15.9 million in 2014. Results decreased as higher policyholder benefits and higher expenses, primarily legal costs, more than offset higher net investment income.
Corporate and Other net operating loss was essentially flat compared to the second quarter of 2014, as a $2.3 million tax benefit from settling tax years 2007 - 2011 and $0.8 million lower interest expense, were offset by $2.7 million higher employee retirement benefits, primarily from the impacts of low interest rates on the pension liability.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2015 and 2014 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Revenues:
Earned Premiums	$500.1	$470.3	$931.4	$947.9
Net Investment Income	76.7	72.6	147.3	143.7
Other Income	0.6	0.2	1.5	0.3
Net Realized Gains on Sales of Investments	34.0	3.5	37.4	10.1
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(2.2)	(4.1)	(9.2)	(4.9)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	—
Net Impairment Losses Recognized in Earnings	(2.2)	(4.1)	(9.2)	(4.9)
Total Revenues	609.2	542.5	1,108.4	1,097.1
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	375.1	347.5	672.8	675.4
Insurance Expenses	162.1	161.3	307.0	313.4
Write-off of Long-lived Asset	11.1	—	11.1	—
Loss from Early Extinguishment of Debt	—	—	9.1	—
Interest and Other Expenses	26.6	22.5	56.3	45.2
Total Expenses	574.9	531.3	1,056.3	1,034.0
Income from Continuing Operations before Income Taxes	34.3	11.2	52.1	63.1
Income Tax Expense	(6.9)	(1.9)	(11.2)	(18.6)
Income from Continuing Operations	27.4	9.3	40.9	44.5
Income (Loss) from Discontinued Operations	2.3	—	2.3	(0.1)
Net Income	$29.7	$9.3	$43.2	$44.4

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.53	$0.17	$0.79	$0.80
Diluted	$0.53	$0.17	$0.79	$0.80

Net Income Per Unrestricted Share:
Basic	$0.57	$0.17	$0.83	$0.80
Diluted	$0.57	$0.17	$0.83	$0.80

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,728.1	54,666.5	51,800.5	54,989.7
Unrestricted Shares and Equivalent Shares - Diluted	51,806.1	54,773.1	51,887.7	55,108.1

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.48	$0.48

Unaudited business segment revenues for the three and six months ended June 30, 2015 and 2014 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$252.6	$212.0	$442.4	$428.3
Homeowners	71.6	79.0	144.2	158.7
Other Personal	11.7	12.9	23.4	26.1
Total Personal	335.9	303.9	610.0	613.1
Commercial Automobile	13.5	13.6	27.0	26.7
Total Earned Premiums	349.4	317.5	637.0	639.8
Net Investment Income	18.6	19.5	33.4	37.1
Other Income	0.1	0.2	0.4	0.3
Total Property & Casualty Insurance	368.1	337.2	670.8	677.2
Life & Health Insurance:
Earned Premiums:
Life	96.0	97.2	184.0	194.8
Accident and Health	35.7	36.2	72.5	75.0
Property	19.0	19.4	37.9	38.3
Total Earned Premiums	150.7	152.8	294.4	308.1
Net Investment Income	53.5	48.0	103.9	98.2
Other Income	0.2	—	1.0	—
Total Life & Health Insurance	204.4	200.8	399.3	406.3
Total Segment Revenues	572.5	538.0	1,070.1	1,083.5
Net Realized Gains on Sales of Investments	34.0	3.5	37.4	10.1
Net Impairment Losses Recognized in Earnings	(2.2)	(4.1)	(9.2)	(4.9)
Other	4.9	5.1	10.1	8.4
Total Revenues	$609.2	$542.5	$1,108.4	$1,097.1

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Jun 30, 2015	Dec 31, 2014
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,764.0	$4,777.6
Equity Securities at Fair Value	562.9	632.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	173.5	184.8
Fair Value Option Investments	160.0	53.3
Short-term Investments at Cost which Approximates Fair Value	338.4	342.2
Other Investments	451.0	449.6
Total Investments	6,449.8	6,439.7
Cash	93.8	76.1
Receivables from Policyholders	335.2	295.3
Other Receivables	267.1	187.0
Deferred Policy Acquisition Costs	317.5	303.3
Goodwill	318.5	311.8
Current and Deferred Income Tax Assets	34.2	—
Other Assets	239.0	220.2
Total Assets	$8,055.1	$7,833.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,312.8	$3,273.7
Property and Casualty	874.4	733.9
Total Insurance Reserves	4,187.2	4,007.6
Unearned Premiums	606.2	536.9
Liabilities for Income Taxes	3.6	36.5
Debt at Amortized Cost	750.2	752.1
Accrued Expenses and Other Liabilities	495.6	409.6
Total Liabilities	6,042.8	5,742.7
Shareholders’ Equity:
Common Stock	5.2	5.2
Paid-in Capital	657.1	660.1
Retained Earnings	1,204.7	1,202.7
Accumulated Other Comprehensive Income	145.3	222.7
Total Shareholders’ Equity	2,012.3	2,090.7
Total Liabilities and Shareholders’ Equity	$8,055.1	$7,833.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Results of Operations
Net Premiums Written	$348.2	$308.7	$627.9	$613.0

Earned Premiums	$349.4	$317.5	$637.0	$639.8
Net Investment Income	18.6	19.5	33.4	37.1
Other Income	0.1	0.2	0.4	0.3
Total Revenues	368.1	337.2	670.8	677.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	245.5	209.4	444.0	439.8
Catastrophe Losses and LAE	35.4	61.9	45.7	77.9
Prior Years:
Non-catastrophe Losses and LAE	(1.4)	(14.5)	(6.4)	(27.2)
Catastrophe Losses and LAE	(2.4)	(5.1)	(4.6)	(7.8)
Total Incurred Losses and LAE	277.1	251.7	478.7	482.7
Insurance Expenses, Excluding Write-off of Long-lived Asset	88.3	89.8	171.4	179.5
Write-off of Long-lived Asset	11.1	—	11.1	—
Operating Profit (Loss)	(8.4)	(4.3)	9.6	15.0
Income Tax Benefit (Expense)	5.8	3.1	1.2	(1.8)
Segment Net Operating Income (Loss)	$(2.6)	$(1.2)	$10.8	$13.2

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	70.3%	66.0%	69.6%	68.7%
Current Year Catastrophe Losses and LAE Ratio	10.1	19.5	7.2	12.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	(4.6)	(1.0)	(4.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(1.6)	(0.7)	(1.2)
Total Incurred Loss and LAE Ratio	79.3	79.3	75.1	75.4
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	25.3	28.3	26.9	28.1
Impact on Ratio from Write-off of Long-lived Asset	3.2	—	1.7	—
Combined Ratio	107.8%	107.6%	103.7%	103.5%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	70.3%	66.0%	69.6%	68.7%
Insurance Expense Ratio	25.3	28.3	26.9	28.1
Impact on Ratio from Write-off of Long-lived Asset	3.2	—	1.7	—
Underlying Combined Ratio	98.8%	94.3%	98.2%	96.8%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	98.8%	94.3%	98.2%	96.8%
Current Year Catastrophe Losses and LAE Ratio	10.1	19.5	7.2	12.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	(4.6)	(1.0)	(4.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(1.6)	(0.7)	(1.2)
Combined Ratio as Reported	107.8%	107.6%	103.7%	103.5%

Unaudited selected financial information for the Life & Health Insurance segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Results of Operations

Earned Premiums:
Life	$96.0	$97.2	$184.0	$194.8
Accident and Health	35.7	36.2	72.5	75.0
Property	19.0	19.4	37.9	38.3
Total Earned Premiums	150.7	152.8	294.4	308.1
Net Investment Income	53.5	48.0	103.9	98.2
Other Income	0.2	—	1.0	—
Total Revenues	204.4	200.8	399.3	406.3
Policyholders’ Benefits and Incurred Losses and LAE	98.0	95.8	194.1	192.8
Insurance Expenses	84.2	80.3	158.2	154.2
Operating Profit	22.2	24.7	47.0	59.3
Income Tax Expense	(7.9)	(8.8)	(16.6)	(21.3)
Segment Net Operating Income	$14.3	$15.9	$30.4	$38.0
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three and six months ended June 30, 2015 and 2014 is presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Consolidated Net Operating Income	$6.7	$9.6	$28.5	$41.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	22.1	2.4	24.3	6.6
Net Impairment Losses Recognized in Earnings	(1.4)	(2.7)	(6.0)	(3.2)
Loss from Early Extinguishment of Debt	—	—	(5.9)	—
Income from Continuing Operations	$27.4	$9.3	$40.9	$44.5
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and six months ended June 30, 2015 and 2014 is presented below:

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.13	$0.18	$0.55	$0.74
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.43	0.04	0.47	0.12
Net Impairment Losses Recognized in Earnings	(0.03)	(0.05)	(0.12)	(0.06)
Loss from Early Extinguishment of Debt	—	—	(0.11)	—
Diluted Income from Continuing Operations Per Unrestricted Share	$0.53	$0.17	$0.79	$0.80
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at June 30, 2015 and December 31, 2014 is presented below:

(Dollars in Millions) (Unaudited)	Jun 30, 2015	Dec 31, 2014
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,797.9	$1,808.5
Net Unrealized Gains on Fixed Maturities	214.4	282.2
Shareholders’ Equity	$2,012.3	$2,090.7
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including write-offs of long-lived assets) ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development from prior years with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its second quarter 2015 results in a conference call on Friday, August 7, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through August 21, 2015 at 855.859.2056 using conference ID number 81109478.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the second quarter of 2015, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com